FOURTH AMENDED AND RESTATED BY-LAWS

of

MEDALLION FINANCIAL CORP.

(a Delaware corporation)

Effective October 24, 2025

TABLE OF CONTENTS

2

3

FOURTH AMENDED AND RESTATED BY-LAWS

of

MEDALLION FINANCIAL CORP.

(a Delaware corporation)

As Amended and Restated on October 24, 2025

Article I.
OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

Section 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time appoint or the business of the Corporation may require.

Article II.
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place (including by remote communication by which stockholders and proxy holders may be deemed to be present in person), as the Board may fix.

Section 2. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board may fix. Any other business properly brought before the annual meeting of stockholders as provided by applicable law and by these By-Laws may be transacted at the annual meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board (the “Chairman”), or pursuant to a resolution approved by a majority of the Whole Board (as defined below), or upon receipt of a written request signed by stockholders owning at least 20 percent of the stock entitled to vote at the meeting. Any such resolution of the Board or any such request of stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice. The Chairman or the Whole Board may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them. For the purposes of these By-Laws, the term “Whole Board” is defined as the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

Section 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof (including by remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), and, in the case of special meetings, the purpose or purposes for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, and not more than sixty (60) days before such meeting, be delivered or mailed to each stockholder entitled to vote thereat, at such stockholder’s address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, then to the address designated in such request.

Section 5. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote. Either the chairman of the meeting or the holders of a majority of the shares present or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting so long as the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these By-Laws. If an adjournment of a shareholder meeting is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the chairman of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6. Notice of Stockholder Business.

(i) Advance Notice of Stockholder Business at Annual Meeting. At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section 6 of Article II. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of the annual meeting (or any supplement thereto) given by or at the direction of the Chairman or the Lead Independent Director, if any, (B) by or at the direction of the Board, or any committee thereof that has been delegated authority to propose such business pursuant to a resolution adopted by a majority of the Whole Board, (C) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 6(i) of this Article II, (2) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting, (3) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting, (4) is a stockholder of record at the time of the annual meeting and (5) has timely complied in proper written form with the notice procedures set forth in this Section 6 of Article II or (D) as may be provided in the certificate of designations for any class or series of preferred stock of the Corporation. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these By-Laws and applicable law. For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations and any successors thereto, the “1934 Act”), subject to clause (D) above, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a) To comply with clause (C) of this Section 6(i) of Article II above, a stockholder’s notice must set forth all information required under this Section 6(i) of Article II and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern time, on the 120th day, nor earlier than 8:00 a.m., Eastern time, on the 150th day, before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary at the principal executive offices of the Corporation not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to the date of such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 6(i)(a) of Article II. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, Section 14 or Section 15(d) of the 1934 Act, or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information, including posting on the Corporation’s investor relations website.

(b) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting (a stockholder giving notice pursuant to this Section 6(i) of Article II, Section 6(ii) of Article II, or Section 6(iii) of Article II, a “Noticing Stockholder”):

(1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these By-Laws, the text of the proposed amendment) and the reasons for conducting such business at the annual meeting;

(2) the name and address (including as they appear on the Corporation’s books, if such person is a holder of record of common stock) of the Noticing Stockholder proposing such business and any Stockholder Associated Person (as defined below);

(3) the class or series, as applicable, and number of shares or other securities of each of the Corporation or any of its subsidiaries (including any preferred, debt or hybrid securities or similar interest in the Corporation or any of its subsidiaries) that are, directly or indirectly, held of record or are beneficially owned (specifying the type of ownership) by the Noticing Stockholder or any Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition) and the date or dates on which such shares or other securities were acquired;

(4) the name of each nominee holder for, and number of, any securities of the Corporation or any of its subsidiaries owned beneficially but not of record by the Noticing Stockholder or any Stockholder Associated Person and any pledge by the Noticing Stockholder or any Stockholder Associated Person with respect to any of such securities;

(5) any agreement, arrangement or understanding, whether written or oral, (including and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, hedging or other transaction or series of transactions, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that has been entered into by or on behalf of the Noticing Stockholder or any Stockholder

Associated Person, the effect or intent of which is to create or mitigate loss to, or to manage the risk or benefit from price changes for, or to maintain, increase or decrease the voting power of, the Noticing Stockholder or any Stockholder Associated Person with respect to any securities of the Corporation or any of its subsidiaries (any of the foregoing, a “Derivative Instrument”), including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument;

(6) any rights to dividends on the Corporation or any of its subsidiaries’ securities beneficially owned by the Noticing Stockholder or any Stockholder Associated Person that are separated or separable from the underlying security;

(7) any material interest (including any existing or prospective commercial, business or contractual relationship) of the Noticing Stockholder or a Stockholder Associated Person in the Corporation or any of its subsidiaries or in such business of the Corporation or any of its subsidiaries, other than an interest arising from the ownership of Corporation securities where the Noticing Stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(8) any agreement, arrangement or understanding between the Noticing Stockholder and any Stockholder Associated Person, or between the Noticing Stockholder and any Stockholder Associated Person and any other person or entity, in each case, relating to any security of the Corporation or any of its subsidiaries or the voting thereof or the proposal of such business;

(9) any proportionate interest in the Corporation or any of its subsidiaries’ securities or any Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which the Noticing Stockholder or any Stockholder Associated Person is (A) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(10) any performance-related fees that the Noticing Stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Corporation or any of its subsidiaries’ securities or any Derivative Instruments, including, any such interests held by members of the immediate family of such persons sharing the same household;

(11) any equity interests or any Derivative Instruments, in each case with a market value of more than $100,000, in any competitor (as defined below) of the Corporation or any of its subsidiaries that are held or beneficially owned by the Noticing Stockholder or any Stockholder Associated Person;

(12) any direct or indirect interest of the Noticing Stockholder or any Stockholder Associated Person in any agreement with the Corporation, any affiliate of the Corporation or any competitor of the Corporation or any of its subsidiaries (in each case, including, any employment agreement, collective bargaining agreement or consulting agreement);

(13) a representation and undertaking whether the Noticing Stockholder is a holder of record of common stock of the Corporation, as of the date of submission of the Noticing Stockholder’s notice and intends to appear in person or by means of remote communications, if applicable, at the annual meeting to present such business at the annual meeting;

(14) any other information relating to the Noticing Stockholder or any Stockholder Associated Person, or the proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the 1934 Act;

(15) any material pending or, to the Noticing Stockholder’s knowledge, threatened legal proceeding or investigation in which the Noticing Stockholder or any Stockholder Associated Person is a party or material participant involving the Corporation and any of its subsidiaries or any of its or their respective officers, directors or affiliates;

(16) any material relationship between the Noticing Stockholder or any Stockholder Associated Person, on the one hand, and the Corporation and any of its subsidiaries or any of its or their officers, directors or affiliates, on the other hand;

(17) a statement whether the Noticing Stockholder or any Stockholder Associated Person is or has been, within the past three years, an officer, employee or director of a competitor of the Corporation or any of its subsidiaries within the scope of Section 8 of the Clayton Antitrust Act of 1914, as amended (the “Clayton Act”), and a description of any interest in or relationship between the Noticing Stockholder or any Stockholder Associated Person and any competitor of the Corporation or any of its subsidiaries that could cause the Corporation to fail to comply with Section 8 of the Clayton Act if such Noticing Stockholder or Stockholder Associated Person were a director or officer of the Corporation or any of its subsidiaries;

(18) a statement whether the Noticing Stockholder or Stockholder Associated Person is or has been, within the past three years, an officer, employee or director of any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act;

(19) a representation as to whether such Noticing Stockholder or any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as previously disclosed to the Corporation; and

(20) a representation and undertaking as to whether the Noticing Stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the Corporation’s then outstanding stock required to approve or adopt the proposal, or (y) otherwise solicit proxies from stockholders in support of such proposal (such information provided and statements made as required by the foregoing clauses (1) through (20), a “Business Solicitation Statement”).

(c) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 6 of Article II. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if the Noticing Stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these By-Laws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 6 of Article II shall be eligible for election or reelection as directors at an annual meeting of stockholders. Nominations of persons for election or reelection to the Board shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board, or any committee thereof that has been delegated authority to nominate such persons pursuant to a resolution adopted by a majority of the Whole Board, (B) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 6(ii) of this Article II, (2) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting, (3) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting, (4) is a stockholder of record at the time of the annual meeting and (5) has timely complied in proper written form with the notice procedures set forth in this Section 6 of Article II or (C) as may be provided in the certificate of designations for any class or series of preferred stock of the Corporation. In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice in proper written form to the Secretary at the principal executive offices of the Corporation.

(a) To comply with clause (B) of Section 6(ii) of this Article II above, a nomination to be made by a stockholder must set forth all information required under this Section 6(ii) of this Article II and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern time, on the 120th day, nor earlier than 8:00 a.m., Eastern time, on the 150th day, before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary at the principal executive offices of the Corporation not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to the date of such annual meeting, or (ii) the 10th day following the day on which Public Announcement of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling, postponement or other delay of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 6(ii)(a) of Article II. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time period set forth in this Section 6(ii)(a) of Article II.

(b) To be in proper written form, a Noticing Stockholder’s notice to the Secretary required to be delivered pursuant to this Section 6(ii) of Article II must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or reelection as a director:

(A) the name, age, business address and residence address of the nominee;

(B) the principal occupation or employment of the nominee;

(C) a description of all arrangements or understandings, written or oral, between or among any of the stockholder, each nominee and/or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or relating to the nominee’s potential service on the Board;

(D) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such nominee has, or has had within the past three years, with any person or entity other than the Corporation (including, the amount of any payment or payments received or receivable thereunder), in each case (x) in connection with candidacy or service as a director of the Corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”) or (y) with a competitor;

(E) a description of any other material relationships between the nominee and such nominee’s respective “affiliates” and “associates”, which each shall have the respective meanings set forth in Rule 12b-2 under the 1934 Act, on the one hand, and the Noticing Stockholder and any Stockholder Associated Person, on the other hand, including, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or Stockholder Associated Person were the “registrant” for purposes of such rule and such nominee were a director or executive officer of such registrant;

(F) a description of any business or personal interests that would reasonably be expected to place the nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(G) a written statement executed by the nominee (x) consenting to being named as a nominee of such stockholder, (y) consenting to serving as a director of the Corporation, if elected, and (z) consenting to being named in the Corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act (“Rule 14a-19”);

(H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or reelection of the nominee as a director in a contested election, or that is otherwise required, in each case pursuant to Section 14 of the 1934 Act; and

(2) as to the Noticing Stockholder and any Stockholder Associated Person (including each nominee), (A) the information required to be provided pursuant to clauses (2) through (20) of Section 6(i)(b) of Article II above and (B) a representation and undertaking as to whether such stockholder or Stockholder Associated Person intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the Corporation’s then outstanding stock required to elect or re-elect such nominee(s) (which representation and undertaking must include a statement as to whether such stockholder or any Stockholder Associated Person intends to solicit the requisite percentage of the voting power of the Corporation’s stock under Rule 14a-19), or (y) otherwise solicit proxies from stockholders in support of such nomination (such information provided and statements made as required by Section 6(ii)(b)(1) and Section 6(ii)(b)(2) of this Article II, a “Nominee Solicitation Statement”).

(c) To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, any person nominated by a stockholder for election or reelection as a director must, at the request of the Board, furnish to the Secretary (1) that information required to be set forth in the Noticing Stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed policies of the Corporation, including the corporate governance guidelines, code of ethics and committee charters of the Corporation, and (3) such other information that would be reasonably likely to be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or the qualifications of such nominee. Such additional information, if applicable, must be received by the Secretary at the principal executive offices of the Corporation promptly in writing following a request therefor, not later than such reasonable time as is specified in any such request from the Corporation. In the absence of the timely furnishing of such information if requested, the Noticing Stockholder’s nomination shall not be considered in proper form and shall be ineligible for consideration at the annual meeting pursuant to this Section 6(ii) of Article II.

(d) Without exception, no person shall be eligible for election or reelection as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 6 of Article II. If the Noticing Stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b), no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, the Noticing Stockholder shall provide the Corporation with reasonable evidence that such Noticing Stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19. If the Noticing Stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder provides the Corporation with the notice required by Rule 14a-19(b) with respect to a proposed nominee but fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence of such compliance)), then the director nominee(s) proposed by such Noticing Stockholder shall be ineligible for election or reelection at the annual meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the Corporation. In addition, a nominee shall not be eligible for election or reelection if a Noticing Stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee or any other information provided to the Corporation by or on behalf of such nominee, a Noticing Stockholder or a Stockholder Associated Person which contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these By-Laws, and if the chairman should so determine, the chairman shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(iii) Advance Notice of Stockholder Business and Director Nominations for Special Meetings.

(a) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). For a special meeting of stockholders at which directors are to be elected or re-elected pursuant to the Corporation’s notice of meeting (or any supplement thereto), nominations of persons for election or reelection to the Board shall be made only (1) by or at the direction of the Board, or any committee thereof that has been delegated authority to nominate such persons pursuant to a resolution adopted by a majority of the Whole Board, or (2) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 6(iii) of Article II, (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting, (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting, (D) is a stockholder of record at the time of the special meeting and (E) delivers a timely written notice of the nomination to the Secretary that includes the information set forth in Sections 6(ii)(b) and Section 6(ii)(c) of Article II above (with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this Section 6(iii) of Article II). To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than 8:00 a.m., Eastern Time, on the 120th day prior to the day of the special meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which Public Announcement is first made of the date of the special meeting. In no event shall any adjournment, rescheduling, postponement or other delay of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board or any committee thereof that has been delegated authority to nominate any such persons pursuant to a resolution adopted by a majority of the Whole Board or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 6(iii) of Article II. A Noticing Stockholder delivering notice pursuant to this Section 6(iii) of Article II and any person nominated in accordance with this Section 6(iii) of Article II are subject to, and must comply with, the provisions of Section 6(ii) of Article II with respect to such notice and nominations as if such notice and nominations were submitted pursuant to Section 6(ii) for an annual meeting.

(b) The chairman of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if the chairman should so determine, the chairman shall so declare at the meeting, and the defective nomination shall be disregarded.

(iv) Other Requirements and Procedures.

(a) In addition to the foregoing provisions of this Section 6 of Article II, a stockholder must also comply with all applicable requirements of state law and applicable federal law, including the 1934 Act, with respect to the matters set forth in this Section 6 of Article II. Nothing in this Section 6 of Article II shall be deemed to affect any rights of (1) a stockholder to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act or (2) the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

(b) Any proposed nominee shall not be eligible for election as a director unless such proposed nominee has, within ten (10) days following any reasonable request therefor from the Board or any committee thereof, made him or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to the information about such proposed nominee included in the notice from the stockholder described in this Section 6 of Article II, such proposed nominee’s qualifications to serve as a director or any other matter relating to such proposed nominee’s candidacy or service as a director of the Corporation.

(c) To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 6(ii)(a) or Section 6(iii) of Article II:

(1) a signed and completed written questionnaire (in the form provided by the Secretary at the written request of the Noticing Stockholder, which form will be provided by the Secretary within ten (10) business days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation;

(2) a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law;

(3) a written representation and undertaking that, unless previously disclosed to the Corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the codes of ethics and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect);

(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board; and

(6) a written representation and undertaking that such nominee will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect.

(d) Except as provided in this Section 6 of Article II, at each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire in accordance with Section 2 of Article III below, after their election, with each director to hold office until such director’s successor will have been duly elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or by these By-Laws, wherein other qualifications for directors may be prescribed.

(e) The Noticing Stockholder shall update and supplement its notice delivered pursuant to Section 6(i), 6(ii) or 6(iii) of this Article II (A) if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the applicable meeting and as of the date that is ten (10) business days prior to the applicable meeting and any adjournment, rescheduling, postponement or other delay thereof. Such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date(s) for the applicable meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date of the applicable meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the applicable meeting or any adjournment, rescheduling, postponement or other delay thereof). The failure to timely provide such update or supplement shall result in the proposal and nominations no longer being eligible for consideration at the applicable meeting. For the avoidance of doubt, any information provided pursuant to this Section 6(iv)(e) of Article II shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to Section 6(i), 6(ii) or 6(iii) of Article II and shall not extend the time period for the delivery of notice pursuant to Section 6(i), 6(ii) or 6(iii) of Article II.

(f) If any information submitted pursuant to this Section 6 of Article II is inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with these By-Laws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any such information within two (2) business days of becoming aware of any such inaccuracy or change. Upon written request by the Secretary or the Board (or a duly authorized committee thereof), the stockholder providing the notice shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, to demonstrate the accuracy of any information submitted by the Noticing Stockholder pursuant to this Section 6 of Article II, and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such proposed nominee or proposed business before the meeting) submitted by the Noticing Stockholder pursuant to this Section 6 of Article II as of an earlier date, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder. If the Noticing Stockholder fails to provide such written verification within such period, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this Section 6 of Article II and shall be deemed not to have been provided.

(g) Notwithstanding anything in these By-Laws to the contrary, to be eligible to be a nominee for election or reelection as a director of the Corporation, the inclusion of any proposed nominee on the Board must not violate, or cause the Corporation or any of its subsidiaries to violate, any law or regulation (whether antitrust, banking or otherwise), as determined by the Board, as advised by counsel.

(h) For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these By-Laws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these By-Laws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these By-Laws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee holder who is the stockholder submitting a notice pursuant to this Section 6 of Article II solely because such broker, dealer, commercial bank, trust company or other nominee holder has been directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

(i) Notwithstanding anything to the contrary in this Section 6 of Article II, unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the stockholder) does not appear in person at the applicable meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation. For purposes of this Section 6 of Article II, to be considered a qualified representative of the Noticing Stockholder, a person must be a duly authorized officer, manager or partner of such Noticing Stockholder or must be authorized by a writing executed by such Noticing Stockholder or an electronic transmission delivered by such Noticing Stockholder to act for such Noticing Stockholder as proxy at the applicable meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the applicable meeting.

(j) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 6 of Article II must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(k) For purposes of this Section 6 of Article II, a “Stockholder Associated Person” shall mean, with respect to a Noticing Stockholder, (i) any person directly or indirectly controlling, controlled by or under common control with such Noticing Stockholder, (ii) any beneficial owner of shares of stock or other securities of the Corporation or any of its subsidiaries on whose behalf the proposal or nomination, as the case may be, is being made, and any person controlling, controlled by or under common control with such beneficial owner, (iii) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the 1934 Act) with, such Noticing Stockholder or such person referred to in the preceding clauses (i) and (ii) with respect to the proposal or nomination, as the case may be, (iv) any associate (as defined in Rule 12b-2 under the 1934 Act) of such Noticing Stockholder or such person referred to in the preceding clauses (i) and (ii), (v) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Stockholder or such person referred to in the preceding clauses (i) and (ii) with respect to any proposed business or nominations, as applicable, and (vi) any nominee of such Noticing Stockholder.

(l) Except as otherwise provided, for purposes of this Section 6 of Article II, “competitor” shall mean any bank or other financial institution in the consumer lending business or that otherwise lends money or engages in other services that are competitive with the Corporation or any of its subsidiaries for purposes of the Clayton Act.

(v) Substitution of Nominees. If a person is designated as a nominee by or at the direction of the Board, or any committee thereof that has been delegated authority to nominate such persons pursuant to a resolution adopted by a majority of the Whole Board, and shall thereafter become unable or unwilling to stand for election to the Board, the Board or such committee may designate a substitute nominee. Notwithstanding the foregoing, if a person is designated as a nominee by a stockholder and shall thereafter become unable or unwilling to stand for election to the Board, no replacement nominee shall be presented for a vote at such election unless such replacement nominee is nominated in accordance with the notice procedures set forth in this Section 6 of Article II.

(vi) Compliance with Procedures. If the chairman of the meeting for the election or the Board determines that a nomination for any candidate for election as a director or the submission of any business at a shareholder meeting was not made in accordance with the applicable provisions of these By-Laws, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation.

Section 7. Organization and Conduct of Meetings.

(i) The Chairman and, in the Chairman’s absence, the Lead Independent Director, shall act as chairman of meetings of stockholders of the Corporation. The Board may designate any director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman and the Lead Independent Director, if any, and only the Board may further provide for determining who shall act as chairman of any meeting of stockholders in the absence of the Chairman, the Lead Independent Director, if any, or any such designee.

(ii) The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (vi) limitations on the time allotted to questions or comments by participants; (vii) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (xii) any rules, regulations or procedures as the chairman of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.

(iii) The chairman of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chairman of the meeting (or the Board in advance of any meeting) should so determine, the chairman of the meeting (or the Chairman) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. Inspectors. The Board shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of stockholders, or any adjournment thereof, in advance of such meeting, but if the Board fails to make such appointments or if an appointee fails to serve, the presiding officer of the meeting of stockholders may appoint substitute inspectors.

Section 9. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or by a resolution of the Board adopted in accordance with Section 2 of Article FOURTH of the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Every vote taken by written ballot shall be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority (or such other percentage as may be specified or required by the Certificate of Incorporation, or by a resolution of the Board adopted in accordance with Section 2 of Article FOURTH of the Certificate of Incorporation, by law, or these By-Laws) of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, except the election or removal of Directors or as otherwise provided by law, these By-Laws or the Certificate of Incorporation.

With respect to any election or questions required to be decided by any class of stock voting as a class, the vote of the holders of a majority (or such other percentage as may be specified or required by the Certificate of Incorporation, or by a resolution of the Board adopted in accordance with Section 2 of Article FOURTH of the Certificate of Incorporation, or by law, or by these By-Laws) of such class of stock present in person or by proxy and which actually voted shall decide any such election or question.

Article III.
DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification, Election and Terms. Except as otherwise fixed by, or pursuant to, the provisions of Section 2 of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, the number of Directors shall be fixed from time to time by resolution of the Board, but shall not be less than three (3) nor more than fifteen (15) persons. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote by written ballot to hold office for a term expiring at the annual meeting for stockholders held in the third year following the year of their election.

Section 3. Removal. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, any Director may be removed from office by the stockholders in the manner provided in this Section 3 of Article III. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 75 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class, may remove such Director or Directors. For the purposes of these By-Laws, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

Section 4. Vacancies and New Directorships. Except as otherwise fixed by or provided for or pursuant to the provisions of Article FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled solely by the affirmative vote of a majority of the Directors then in office though less than a quorum, or by a sole remaining Director, except as may be required by law. Any Director so chosen shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the authorized number of Directors constituting the Board shall shorten the term of any incumbent Director.

Section 5. Meetings. Meetings of the Board shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or by the Chairman, if there be one, or by the Lead Independent Director, if any, or by the President and as may be specified in the notice or waiver of notice of any meeting. Special meetings may be held at any time upon the call of the Chairman, if there be one, or the Lead Independent Director, if any, or the President or any two (2) of the Directors in office by oral, telegraphic, telex, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each Director not less than twenty-four (24) hours before such meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Meetings may be held at any time and place without notice if all the Directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, telex, telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

Members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

Section 6. Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors shall be present at any meeting of the directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Certificate of Incorporation, these By-Laws, or applicable law, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the directors. In the absence of a quorum at any meeting of the directors, a majority of the directors present thereat may adjourn the meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called.

Section 7. Quorum and Adjournment. Subject to Section 4 of this Article III, and except as otherwise provided by law, the Certificate of Incorporation or otherwise, a majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8. Compensation. Directors shall receive compensation for their services, as such, and for service on any committee of the Board, as fixed by resolution of the Board and for expenses of attendance at each regular or special meeting of the Board or any committee thereof. Nothing in this Section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. Action by Consent of Directors. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board, or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

Article IV.
COMMITTEES OF DIRECTORS

Section 1. Executive Committee. The Board may, by resolution passed by a majority of the Whole Board, appoint an Executive Committee of two (2) or more members, to serve at the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Board shall designate the chairman of the Executive Committee.

(i) Procedure. The Executive Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(ii) Responsibilities. During the intervals between the meetings of the Board, except as otherwise provided by the Board in establishing such committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation which are legally delegable to a committee; provided, however, that the Executive Committee shall not, except to the extent the Certificate of Incorporation or the resolution providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Business Corporation Law, have the power:

(a) to amend or authorize the amendment of the Certificate of Incorporation or these By-Laws;

(b) to authorize the issuance of stock;

(c) to authorize the payment of any dividend;

(d) to adopt an agreement of merger or consolidation of the Corporation or to recommend to the stockholders the sale, lease or exchange of all or substantially all the property and business of the Corporation;

(e) to recommend to the stockholders a dissolution, or a revocation of a dissolution, of the Corporation; or

(f) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Business Corporation Law.

(iii) Reports. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(iv) Appointment of Additional Members. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 2. Audit Committee. The Board may, by resolution passed by a majority of the Whole Board, appoint an Audit Committee of two (2) or more members who shall not be officers or employees of the Corporation to serve at the pleasure of the Board. The Board shall designate the chairman of the Audit Committee.

(a) Procedure. The Audit Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) Responsibilities. The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

(c) Reports. The Audit Committee shall keep regular minutes of its proceedings, and all action by the Audit Committee shall, from time to time, be reported to the Board as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) Appointment of Additional Members. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 3. Other Committees. The Board may, by resolution passed by a majority of the Whole Board, at any time appoint one or more other committees, including a compensation committee, from and outside of its own number. Every such committee must include at least one member of the Board. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Article IV, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

(a) Procedure. Each committee, appointed pursuant to this Section 3, shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) Responsibilities. Each committee, appointed pursuant to this Section 3, shall exercise the powers assigned to it by the Board in its discretion.

(c) Reports. Each committee appointed pursuant to this Section 3 shall keep regular minutes of proceedings, and all action by each such committee shall, from time to time, be reported to the Board as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) Appointment of Additional Members. In the absence or disqualification of any member of each committee, appointed pursuant to this Section 3, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board (or, to the extent permitted, another person) to act at the meeting in place of any such absent or disqualified member.

Section 4. Term of Office. Each member of a committee shall hold office until the first meeting of the Board following the annual meeting of stockholders (or until such other time as the Board may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until such person’s successor is elected and qualified, or until such person sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a Director (where membership on the Board is required), or until the committee is sooner abolished by the Board.

Article V.
OFFICERS

Section 1. Officers. The Board shall elect a Chief Financial Officer, President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman (who may be an Executive Chairman, as provided herein), a Lead Independent Director (who, unless so determined by the Board, shall not be an officer of the Corporation), a Vice Chairman of the Board, a Controller, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they deem necessary or appropriate. Such officers shall be elected annually by the Board at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

Section 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board, at any regular or special meeting.

Section 3. Chairman/Executive Chairman of the Board. The Chairman, if elected, shall be a member of the Board and shall preside at its meetings. Such person shall advise and counsel with the Chief Executive Officer and the President, and shall perform such duties as provided herein and as from time to time may be assigned by the Board. The Chairman may be designated as Executive Chairman of the Board (the “Executive Chairman”), with such powers and duties regarding the management of the business of the Corporation or otherwise as from time to time may be assigned by the Board. For the avoidance of doubt, any Executive Chairman shall have the powers and duties of the Chairman, as provided herein and as from time to time may be assigned by the Board.

Section 4. Lead Independent Director. The Lead Independent Director, if elected, shall be a member of the Board. Such person shall perform such duties as provided herein and as from time to time may be assigned by the Board.

Section 5. Chief Executive Officer. Subject to the direction of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board unless a Chairman, Lead Independent Director, or Vice-Chairman of the Board is elected by the Board, empowered to preside, and present at such meeting, shall have general and active management of the business of the Corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer may but need not be a member of the Board.

Section 6. President. Subject to the direction of the Board and the Chief Executive Officer, the President shall have and exercise direct charge of and general supervision over the operations of the Corporation and shall perform all duties incident to the office of the President of a corporation and such other duties as from time to time may be assigned by the Board. The President may but need not be a member of the Board.

Section 7. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned by the Board, the Chief Executive Officer or the President.

Section 8. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board in books provided for the purpose; such person shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; may sign, with the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned by the Board.

Section 9. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board shall prescribe or as from time to time may be assigned by the Secretary.

Section 10. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board; the Treasurer may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board may authorize, and pay out and dispose of the proceeds under the direction of the Board; shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation; may sign, with the President, or an Executive Vice President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned by the Board.

Section 11. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board shall prescribe or as from time to time may be assigned by the Treasurer.

Section 12. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation, in general, shall perform all duties incident to the office of a controller of a corporation, and, in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board shall prescribe or as from time to time may be assigned by the President or the Treasurer.

Section 13. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board shall prescribe or as from time to time may be assigned by the Controller.

Section 14. Subordinate Officers. The Board may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board may prescribe. The Board may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Section 15. Compensation. The Board, or a duly authorized executive compensation committee of the Board, shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 16. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board.

Section 17. Bonds. The Board may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of such officer’s duties, with one or more sureties and in such amount as may be satisfactory to the Board.

Article VI.
INDEMNIFICATION

Section 1. Indemnification.

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article VI, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of the Corporation.

The indemnification rights provided in this Article VI (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VI.

Any person, seeking indemnification under this Article VI shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment or repeal of the provisions of this Article VI shall not adversely affect any right or protection of a director or officer of this Corporation with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

Article VII.
CERTIFICATES OF STOCK

Section 1. Form and Execution of Certificates. Subject to Section 6 of this Article VII, the interests of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman or Vice Chairman of the Board, if any, or the President, or an Executive Vice President or a Vice President and by the Secretary, or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chairman, Vice Chairman, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such holder’s attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

Section 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed appropriate by the Board, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

Section 4. Fixing Date for Determination of Stockholder of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

(a) The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such sum and in such form as such officer may deem advisable, and with a surety or sureties approved by him, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

(ii) The Board of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board may determine.

Section 6. Uncertificated Shares. The Board of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

Article VIII.
EXECUTION OF DOCUMENTS

Section 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board, which may in its discretion authorize any such signatures to be by facsimile.

Section 2. Execution of Contracts, Assignments, etc. Unless the Board shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall thereunto authorize from time to time.

Section 3. Execution of Proxies. The Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

Article IX.
INSPECTION OF BOOKS

The Board shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law, unless and until authorized so to do by resolution of the Board of the Corporation.

Article X.
FISCAL YEAR

The fiscal year of the Corporation shall be determined from time to time by vote of the Board.

Article XI.
AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of these By-Laws as they exist from time to time may be adopted, only by the majority vote of the Whole Board or by the affirmative vote of the holders of at least 75 percent of the Voting Stock, voting together as a single class.